Exhibit 10.5

ASSIGNMENT AND ASSUMPTION OF TIMBERLAND

PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF TIMBERLAND PURCHASE AND SALE AGREEMENT, dated as of June 29th, 2006, is made by and among WAGNER FOREST MANAGEMENT, LTD., a New Hampshire corporation (“Wagner”), NOVA STAR FORESTRY LTD., a company incorporated under the laws of the Province of Nova Scotia (“Purchaser”), and NEENAH PAPER COMPANY OF CANADA (“Seller”).

W I T N E S S E T H:

WHEREAS, Wagner and Seller are parties to a Timberland Purchase and Sale Agreement dated as of May 5, 2006 (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, Wagner has the right and obligation to purchase from Seller (along with other property) that certain property set forth on Schedule A hereto and located in the Province of Nova Scotia, Canada (the “Nova Property”), subject to the terms and conditions set forth in the Purchase Agreement;

WHEREAS, the Purchaser desires to purchase the Nova Property; and

WHEREAS, Wagner is designating the Purchaser as assignee of its right to purchase the Nova Property, and all associated rights, and Purchaser is assuming the associated obligations, including payment of the associated portion of the Purchase Price (as defined in the Purchase Agreement) under the Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Assignment/Assumption.

(a)           Wagner hereby assigns to Purchaser its right under the Purchase Agreement to purchase the Nova Property, as well as all Associated Rights (as defined below).

(b)           Purchaser hereby accepts the foregoing assignment, and assumes all of the Associated Obligations (as defined below) under the Purchase Agreement.

(c)           For purposes hereof, “Associated Rights” means all of the rights of Wagner under the Purchase Agreement to the extent that they arise out of or relate to the purchase of, or the right to purchase, the Nova Property.  Without limiting the foregoing, the Associated Rights include the benefit of all of the agreements, obligations, representations, warranties and covenants of Seller contained in the Purchase Agreement as they relate to the Nova Property.

(d)           For purposes hereof, “Associated Obligations” means all of the covenants, warranties and other obligations of Wagner under the Purchase Agreement to the extent that they arise out of or relate to the purchase of the Nova Property.

2.             Release.  Seller hereby agrees to the assignment to Purchaser of the rights and obligations of Wagner as the purchaser of the Nova Property under the Purchase Agreement, and releases Wagner from its obligation to purchase the Nova Property, and all Associated Obligations, and acknowledges Wagner shall have no further liability therefor.

3.             Miscellaneous.

(a)           Counterpart Execution.  This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

(b)           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Nova Scotia.

(c)           Notices. All notices, certificates, requests, demands, claims, and other communications hereunder shall be given in writing and shall be delivered personally (including by personal courier or delivery service) or sent by facsimile, telex or telegram or by the registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other addresses as the shall be specified by like notice):

If to Purchaser                                                                  Wagner Forest Management, Ltd.

or Wagner:                                                                                    150 Orford Road
Lyme, New Hampshire  03768
Attention:  Thomas J. Colgan
Facsimile No.:  (603) 795-4631

with copy to:                                                                          Smith, Gambrell & Russell, LLP
Suite 3100 - Promenade II
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309-3592
Attention:  Mark G. Pottorff
Facsimile No.:  (404) 685-6897
Telephone No.  (404) 815-3597

If to Seller:                                                                                       Neenah Paper Company of Canada
c/o Neenah Paper, Inc.
3460 Preston Ridge Road, Suite 600
Alpharetta, Georgia  30005
Attention:  Legal Department
Facsimile:  (678) 518-3283

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

WAGNER FOREST MANAGEMENT, LTD., a New Hampshire corporation

By:	s/s Thomas J Colgan
Name:	Thomas J. Colgan
Title:	President and Chief Executive Officer

NOVA STAR FORESTRY LTD., a company incorporated under the laws of the Province of Nova Scotia

By:	s/s Thomas J. Colgan
Name:	Thomas J. Colgan
Title:	President

[Additional signatures appear on following page]

[Signatures continued from the following page]

NEENAH PAPER COMPANY OF CANADA

By:	s/s Sean T. Erwin
Name:	Sean T. Erwin
Title:	President

Schedule A